Exhibit 10.16

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into and effective as of March 9, 2021, by and between Alzamend Neuro, Inc., a Delaware corporation (the “Company”) and Digital Power Lending LLC, a California limited liability company (including its designees, successors and assigns, the “Purchaser”).

RECITALS

A.            The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to Purchaser, and Purchaser shall purchase from the Company, from time to time as provided herein, 6,666,667 shares (the “Purchased Shares”) of Common Stock at a purchase price equal to $1.50 per such Issuable Share ($10,000,000 in the aggregate); and

B.            The offer and sale of the Purchased Shares provided for herein are being made without registration under the Securities Act, in reliance upon the provisions of Section 4(a)(2) of the Securities Act and such other exemptions from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Purchased Shares to be made hereunder.

AGREEMENT

In consideration of the premises, the mutual provisions of this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Purchaser agree as follows:

ARTICLE 1
DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Article I:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to Purchaser, without limitation, any Person owning, owned by, or under common ownership with Purchaser, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate.

“Agreement” means this Securities Purchase Agreement including the exhibits and schedules hereto.

“Closing Notice” has the meaning set forth in Section 2.3(b).

“Closing Notice Date” has the meaning set forth in Section 2.3(b).

“Common Stock” means the Common Stock, par value $0.0001 per share, of the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Contracts” means any and all contracts, agreements, commitment, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, Encumbrances, evidence of indebtedness, approvals or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, whether written or oral and whether or not entered into in the ordinary and usual course of the Person’s business, excluding any Permits, provided that each such Contract shall provide for the payment of no less than $50,000.

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith, attached hereto, and incorporated herein by reference. The Disclosure Schedules shall contain no material non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“Encumbrances” means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Tranche Purchase Price” means Four Million Dollars ($4,000,000), payable by the Purchaser in cash.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fundamental Transaction” has the meaning set forth in the Warrant.

“Governmental Authority” means any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any government or governmental or regulatory, legislative, executive authority thereof, or commission, department or political subdivision thereof, whether federal, state, regional, municipal, local or foreign, or any department, board, bureau, agency, instrumentality or authority thereof, or any court or arbitrator (public or private), including, but not limited to, the SEC and FINRA.

“Initial Tranche Purchase Price” means Four Million Dollars ($4,000,000) as reduced by the dollar amount of advances in the amount of $1,750,000 previously made by Ault Global Holdings, Inc. to the Company (the “Advances”), payable by the Purchaser by the (i) surrender for cancellation of a convertible promissory note in the principal amount of $50,000 previously issued to Ault Global Holdings, Inc. by the Company (including accrued but unpaid interest thereon, the “Prior Indebtedness”) (ii), plus the remainder in cash.

“Issuable Shares” means the Purchased Shares and the Warrant Shares.

“Knowledge” means, with respect to any Person, (x) such Person is actually aware of such fact or matter or (y) such Person should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

“Liability” means any liability, obligation or indebtedness of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Loss” or “Losses” means any and all Liability, damages, fines, fees, penalties and expenses whether or not arising out of litigation, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable out-of-pocket fees and expenses of attorneys, accountants and other experts or other reasonable out-of-pocket expenses of litigation or other legal proceedings, incurred in connection with the rightful enforcement of rights under this Agreement against any party hereto, and whether or not arising out of third party claims against an indemnified party.

“Material Adverse Effect” means any material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or financial condition of the Company, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Agreement” means any material loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any agreement or instrument to which Company and Purchaser or any Affiliate of Purchaser is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q, 8-K, 1-K, 1-SA and 1-U.

“Maximum Investment” means Ten Million Dollars ($10,000,000).

“Officer’s Certificate” has the meaning set forth in the Section 2.2(c)(i) hereof.

“Permits” means any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Properties” means any and all properties and assets (real, personal or mixed, tangible or intangible) owned or used by the Company.

“Required Approvals” means any approvals that may be required hereunder.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.1(g).

“Secretary’s Certificate” has the meaning set forth in the Section 2.2(c)(ii) hereof.

“Securities” means the Issuable Shares and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsequent Tranche Purchase Price” means Two Million Dollars ($2,000,000), payable by the Purchaser in cash.

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for the Purchased Shares and the Warrants purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds, whether consisting of the Initial Tranche

“Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, local and/or foreign income, net worth, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, transfer, registration, recording, ad valorem, value-added, alternative or add-on minimum, estimated, or other taxes, assessments or charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means the OTCQB, the OTCQX, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE American, or the New York Stock Exchange, whichever is at the time the principal trading system, exchange or market for the Common Stock, but does not include the OTC Pink Sheets inter-dealer electronic quotation and trading system.

“Tranche” has the meaning set forth in Section 2.3(f).

“Tranche Purchase Price” means any of the Initial Tranche Purchase Price, Subsequent Tranche Purchase Price and Final Tranche Purchase Price, as applicable.

“Transaction Documents” means this Agreement, the Warrants and the other agreements and documents referenced herein, and the exhibits and schedules hereto and thereto.

“Transfer Agent” means Transfer Online or any successor transfer agent for the Common Stock.

“Warrant” and “Warrants” have the meanings set forth in Section 2.2.

“Warrant Shares” means the shares of Common Stock into which the Warrants are exercisable in accordance with the terms of each respective Warrant.

ARTICLE 2
PURCHASE AND SALE

2.1           Agreement to Purchase. Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in this Article 2, the Company hereby agrees to issue to the Purchaser and the Purchaser hereby agrees to purchase from the Company, 6,666,667 Purchased Shares in three Tranches in accordance with Section 2.3 below and, in consideration for the Purchased Shares, the Purchaser agrees to furnish to the Company at each Closing the applicable Tranche Purchase Price, provided that, in the aggregate, Purchaser shall not pay more than the Maximum Investment2.2      2.3      2.4      .

2.2           Warrants to be Issued to Purchaser at Closing: At each Closing, for no additional consideration, Purchaser shall be issued five-year warrants to acquire shares of Common Stock, which Warrant shall be in the form of Exhibit C attached hereto (each, a “Warrant” and collectively, with any warrant issued upon exchange, transfer or replacement thereof, the “Warrants”). Each Warrant shall be issued such that, upon exercise, the number of Warrant Shares issuable to the Purchaser underlying the applicable Warrant shall be equal to the quotient obtained by dividing the applicable Tranche Purchase Price paid at such Closing by $2.00 (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Warrant). Each Warrant shall have an exercise price (the “Exercise Price”) equal to $3.00 per share of Common Stock.

2.3           Closing; Conditions to Closing; Mechanics of Closing.

(a)           Closing. The purchase of Purchased Shares hereunder shall occur in three closings of $4,000,000, $2,000,000 and $4,000,000, respectively (each, a “Closing”) which shall occur when, with regard to the Closing with respect to the Initial Tranche, the conditions set forth in Section 2.3(b) and Section 2.3(c) have been satisfied or waived, with regard to the Closing with respect to the Subsequent Tranche, the conditions set forth in Section 2.3(b) and Section 2.3(d) have been satisfied or waived. and, with regard to the Closing with respect to the Final Tranche, the conditions set forth in Section 2.3(b) and Section 2.3(e) have been satisfied or waived.

(b)           Company Conditions to Closing. The obligations of the Company hereunder in connection with each Closing are subject to the following conditions being satisfied or waived:

(i)           the accuracy in all material respects as at Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)          all obligations, covenants and agreements of the Purchaser required by this Agreement to be performed at or prior to the Closing Date shall have been performed; and

(iii)          the delivery by the Purchaser of the Purchaser Closing Documents.

(c)           Purchaser Conditions to Closing within Initial Tranche. The obligations of the Purchaser hereunder in connection with a Closing within the Initial Tranche are subject to the following conditions being satisfied or waived:

(i)           each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the applicable Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date, including, without limitation the issuance of all Securities prior to the date of such Closing as required by the Transaction Documents and the Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance as may be required to fulfill its obligations pursuant to the Transaction Documents and Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the applicable Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser in the form acceptable to Purchaser (the “Officer’s Certificate”);

(ii)           the Company shall have delivered to Purchaser a certificate, in the form previously provided to the Company by Purchaser, executed by the Secretary of the Company and dated as of the applicable Closing Date, as to (A) the resolutions as adopted by the Company’s board of directors authorizing the entering into the Transaction Documents and the transactions envisioned thereby, (B) the Certificate of Incorporation of the Company and (C) the Bylaws of the Company as in effect at the applicable Closing (the “Secretary’s Certificate”);

(iii)          the Company shall have delivered to Purchaser a certificate evidencing the formation and good standing of the Company in its jurisdiction of formation issued by the Secretary of State of such jurisdiction of formation as of a date within ten (10) days of the applicable Closing Date;

(iv)          the Company shall have delivered to Purchaser the Company Closing Documents;

(v)           there shall have been no breach of an obligations, covenants and agreements under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a breach under the Transaction Documents;

(vi)           from the date hereof to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities;

(vii)          the Company shall not have suffered a Material Adverse Effect;

(viii)         the Company shall not be exposed to any additional regulatory enforcement action beyond those disclosed in the SEC Documents; and

(ix)            any other conditions contained herein or the other Transaction Documents.

(d)           Purchaser Conditions to Closing of the Subsequent Tranche. The obligations of the Purchaser hereunder in connection with a Closing of the Subsequent Tranche are subject to the conditions set for the Section 2.2(c) being satisfied or waived; provided that, in addition to the foregoing conditions, the Company shall have provided to the Purchaser written confirmation that the FDA shall have approved the IND for the Company’s Phase 1a clinical trials (the “First Milestone”).

(e)           Purchaser Conditions to Closing of the Final Tranche. The obligations of the Purchaser hereunder in connection with a Closing of the Final Tranche are subject to the conditions set for the Section 2.2(c) being satisfied or waived; provided that, in addition to the foregoing conditions, the Company shall have provided to the Purchaser written confirmation that Company’s Phase 1a clinical trials have been completed (the “Second Milestone”).

(f)           Procedure to Elect to Close. Subject to the Maximum Investment and the other conditions and limitations set forth in this Agreement, at any time beginning on: (i) the date hereof, the Purchaser may, in its sole and absolute discretion, elect to exercise one or more separate purchases of Purchased Shares under this Agreement up to the Initial Tranche Purchase Price (the “Initial Tranche”), (ii) the receipt of written notice by the Company of satisfaction of the First Milestone, the Purchaser may, in its sole and absolute discretion, elect to exercise one or more individual purchases of Purchased Shares under this Agreement up to the Subsequent Tranche Purchase Price (the “Subsequent Tranche”), and (iii) the receipt of written notice by the Company of satisfaction of the Second Milestone, the Purchaser may, in its sole and absolute discretion, elect to exercise one or more individual purchases of Purchased Shares under this Agreement up to the Final Tranche Purchase Price (the “Final Tranche” and with the Initial Tranche and the Subsequent Tranche, each a “Tranche”) according to the procedures described in this Section 2.3.

(g)           Delivery of Closing Notice. The Purchaser shall, from time to time in its sole and absolute discretion, deliver an irrevocable written notice (each, a “Closing Notice”), in the form attached hereto as Exhibit D, to the Company stating that the Purchaser is exercising its right to purchase Purchased Shares, the number of Purchased Shares which the Purchaser will purchase from the Company at the applicable Tranche Purchase Price. A Closing Notice delivered by the Purchaser to the Company by 2:30 p.m. Eastern time on any Trading Day shall be deemed delivered on the same day. A Closing Notice delivered by the Purchaser to the Company after 2:30 p.m. Eastern time on any Trading Day, or at any time on a non-Trading Day, shall be deemed delivered on the next Trading Day. The date that the Closing Notice is deemed delivered is the “Closing Notice Date.” Each Closing Notice shall be delivered via facsimile or electronic mail, with confirming copy by overnight carrier, in each case to the address set forth after the signature page hereof.

(h)           Documents to be Delivered at Closing by the Company. Unless otherwise provided below, each Closing shall additionally be conditioned upon the delivery by the Company to Purchaser of each of the following (the “Company Closing Documents”) on or before the applicable Closing Date:

(i)           this Agreement duly executed by the Company;

(ii)          certificate(s) evidencing the number of Purchased Shares, which shall have been delivered to Purchaser or an account specified by the Purchaser;

(iii)          a Warrant, duly executed by the Company, in the form as prescribed in Section 2.2;

(iv)          the Officer’s Certificate, executed by an officer of the Company;

(v)           the Secretary’s Certificate, executed by the Corporate Secretary of the Company;

(vi)           a Certificate of Good Standing of the Company from its jurisdiction of incorporation or formation;

(vii)          for purposes of a Closing with respect to the Subsequent Tranche, the written confirmation by the Company to the Purchaser of the completion of the First Milestone;

(viii)         for purposes of a Closing with respect to the Final Tranche, the written confirmation by the Company to the Purchaser of the completion of the Second Milestone;

(ix)            all documents, instruments and other writings required to be delivered by the Company to Purchaser on or before the applicable Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein.

(i)             Documents to be Delivered at Closing by the Purchaser. Each Closing shall additionally be conditioned upon the delivery, unless otherwise provided below, by Purchaser to the Company of each of the following (the “Purchaser Closing Documents”) on or before the applicable Closing Date:

(i)            this Agreement, duly executed by the Purchaser; and

(ii)            for purposes of the Closing with respect to the Initial Tranche, the evidence of deduction of the Advances from the Initial Tranche Purchase Price and the instruments evidencing the Prior Indebtedness.

(j)             Mechanics of Closing. Subject to such conditions set forth in this Agreement, each Closing shall occur by 5:00 p.m. Eastern time, on the date which is two (2) Trading Days following (and not counting) the Closing Notice Date (each a “Closing Date”) at the offices of the Company. On or before any Closing Date, the Purchaser shall deliver to the Company the Subscription Amount, with any cash portion to be delivered in cash or immediately available funds as consideration for the purchase of the Purchased Shares pursuant to wire instructions delivered to the Purchaser by the Company, and the applicable Purchaser Closing Documents. The Company shall deliver to the Purchaser all Company Closing Documents on or before any Closing Date.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules, which shall be deemed a part hereof and which shall not contain any material non-public information, the Company hereby represents and warrants to, and as applicable covenants with, Purchaser as of the date hereof and as of each Closing:(a)

(a)            Corporate Organization. The Company is duly organized and validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authorization to own its Properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. There is no Person in which the Company, directly or indirectly, owns share capital or holds an equity or similar interest.

(b)            Authority. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Company’s Board of Directors and no further filing (other than a Form D with the SEC and any other filings as may be required by any state securities agencies, and a Form 1-U), consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

(c)            Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing (other than a Form 1-U) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings (other than a Form 1-U) and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the applicable Closing Date, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(d)            Conflicts; Non-Contravention; No Violations. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) result in a violation of the Certificate of Incorporation or other organizational documents of the Company, any share capital of the Company or Bylaws of the Company, (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree, including foreign, federal and state securities laws or by which any property or asset of the Company is bound or affected except, in the case of clause (B) or (C) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e)            On each date the Company issues Securities to the Purchaser, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Securities hereunder on such date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(f)            SEC Documents. The Company has, during the preceding 12 months, filed with the SEC all reports and other materials required to be filed by Regulation A of the Securities Act (“Reg A”), as applicable (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of Reg A and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). For so long as the Purchaser shall hold any of the Purchased Shares, the Company shall timely file all reports required to be filed with the SEC pursuant to Reg A or the Exchange Act, as applicable, and the Company shall not, once it has securities registered under Section 12(b) or (g) of the Exchange Act, terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(g)            No Material Non-Public Information. The Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company, other than the existence of the transactions contemplated by this Agreement and the Transaction Documents. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. To the knowledge of the Company after reasonable inquiry, all disclosures provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(h)            Valid Issuance of Issuable Shares. The issuance of each of the Purchased Shares and the Warrant Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement or the Warrants, as applicable, will be validly issued, fully paid and non-assessable and free and clear of all liens, Encumbrances and rights of refusal of any kind. The issuance of the Warrants is duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(i)            Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(j)            Acknowledgement of Dilution. The Company acknowledges and agrees that (i) the issuance of the Issuable Shares pursuant to this Agreement may have a dilutive effect, which may be substantial, (ii) neither the Company nor any of the Company’s Affiliates has or will provide the Purchaser with any material non-public information regarding the Company or its securities, and (iii) the Purchaser has no obligation of confidentiality to the Company and may sell any of its Issuable Shares issued pursuant to this Agreement at any time but subject to compliance with applicable laws and regulations.

(k)            Status of the Purchaser. The Company acknowledges and agrees that with respect to this Agreement and the transactions contemplated hereby, (i) the Purchaser is acting solely in an arm’s length capacity, (ii) the Purchaser does not make and has not made any representations or warranties, other than those specifically set forth in this Agreement, (iii) except as set forth in this Agreement, the Company’s obligations hereunder are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim the Company may have against the Purchaser, (iv) the Purchaser has not and is not acting as a legal, financial, accounting or tax advisor to the Company, or agent or fiduciary of the Company, or in any similar capacity, and (v) any statement made by the Purchaser or any of the Purchaser’s representatives, agents or attorneys is not advice or a recommendation to the Company.

(l)            Shell Company Status. The Company is not an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(m)            Blue Sky Matters. The Company shall take such action as the Purchaser shall reasonably determine is necessary in order to qualify the Securities issuable to the Purchaser hereunder under applicable securities or “blue sky” laws of the states of the United States for the issuance to the Purchaser hereunder and for resale by the Purchaser to the public (or to obtain an exemption from such qualification). Without limiting any other obligation of the Company hereunder, the Company shall timely make all filings and reports relating to the offer and issuance of such Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable state securities or “blue sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of such Securities to the Purchaser.

(n)          Legal Proceedings. No injunctions or other legal proceedings relating to the Transaction Documents is pending or threatened against the Company.

(o)            No Defaults. Except as disclosed in SEC Documents and/or in Schedule 3.1(o) hereof, the Company is not in a default under, or has given to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party.

3.2            Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof as follows:

(a)           Authority. The Purchaser has all necessary company power and authority to execute and deliver the Transaction Documents, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by its Manager, and no other company proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the Transaction Documents have been duly validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, constitute a legally valid and binding obligation of the Purchaser, each enforceable against the Purchaser in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity, whether considered in a proceeding in equity or at law).

(b)            No Conflict. None of the execution, delivery or performance of the Transaction Documents by the Purchaser, the consummation by the Purchaser of the transactions contemplated by this Agreement, or compliance by the Purchaser with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the organizational or governing documents of the Purchaser, or (b) assuming that all consents, approvals, authorizations and permits described in Section 3.1(c) have been obtained and all filings and notifications described in Section 3.1(c) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any law applicable to the Purchaser, except, with respect to clause (b), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences which, individually or in the aggregate, have not had a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c)           Information in the Form 1-U. The information supplied by the Purchaser in writing expressly for inclusion or incorporation by reference in the Form 1-U (as hereinafter defined) and any amendment thereof or supplement thereto, will not, on the date submitted to the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided, that such information shall only consist the name, address and other information that is required to be provided in the Form 1-U for purposes of identifying the Purchaser.

(d)          No Litigation. There are no actions, suits, arbitrations, mediations, proceedings or claims pending or, to the knowledge of the Purchaser, threatened against Purchaser that seek to restrain or enjoin the consummation of the transactions contemplated hereby.

(e)           Securities Act Representations.

(i)         Restricted Shares. The Purchaser represents that it understands that the Securities to be sold to it pursuant to this Agreement will not be registered pursuant to the registration requirements of the Securities Act and that the resale of such Securities is subject to certain restrictions hereunder and under federal and state securities laws. The Purchaser represents that it is acquiring such Securities for its own account, not as a nominee or agent, and not with a view to the distribution thereof in violation of applicable securities laws. The Purchaser further represents that it has been advised and understands that to the extent such Securities have not been registered under the Securities Act, such Securities must be held indefinitely unless (i) the resale of such Securities has been registered under the Securities Act, (ii) a sale of such Securities is made in conformity with the holding period, volume and other limitations of Rule 144 promulgated by the SEC under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to the Company, some other exemption from registration is available with respect to any proposed sale, transfer or other disposition of such Securities.

(ii)            Legend. The Purchaser represents that it has been advised and understands that, subject to applicable securities laws, stop transfer instructions will be given to the Company’s Transfer Agent with respect to the Securities and that a legend, substantially in the form provided for in Section 5.1(b) hereof, setting forth the restrictions on transfer will be set forth on the certificates for the Issuable Shares or any substitutions therefor.

(iii)            Certain Fees. Purchaser represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of any transaction contemplated by this Agreement and no additional consideration from the Purchaser was received or will be received by the Company for the Securities.

(iv)           Absence of Reliance. Purchaser understands and acknowledges that the issuance and transfer to it of the Securities has not been reviewed by the SEC or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act, and applicable state securities laws. Purchaser understands that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

(v)            Status of Purchaser. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Purchaser’s investment in the Company through Purchaser’s acquisition of the Securities. Purchaser is able to bear the economic risk of its investment in the Company through Purchaser’s acquisition of the Securities for an indefinite period of time. Purchaser can afford a complete loss of such investment and has no need for liquidity in such investment. Purchaser acknowledges that it has prior investment experience and that it recognizes and fully understands the highly speculative nature of Purchaser’s investment in the Company pursuant to its acquisition of the Securities. Purchaser acknowledges that it, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with the transactions contemplated hereby.

(vi)            No General Solicitation. Purchaser represents and warrants that it was not induced to invest in the Company (pursuant to the issuance to it of the Securities) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

(vii)         Acknowledgement of Receipt of Information. The Purchaser has had an opportunity to ask questions and receive answers and materials, and to discuss the business of the Company and related matters, with certain key officers of the Company regarding the transactions contemplated hereby. The Purchaser hereby acknowledges and agrees that other than the Company’s representations and warranties set forth in Section 3.1 hereof, neither the Company nor any of its representatives makes or has made any representation or warranty, express or implied, at law or in equity, with respect to the business of the Company nor with respect to the Issuable Shares.

ARTICLE 4
COVENANTS

4.1            Furnishing of Information. As long as Purchaser owns Issuable Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Securities Act or Exchange Act, as applicable. Upon the request of Purchaser, the Company shall deliver to Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as Purchaser owns Issuable Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Issuable Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Issuable Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Issuable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.2            Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Issuable Shares in a manner that would require the registration under the Securities Act of the sale of the Issuable Shares to Purchaser or that would be integrated with the offer or sale of the Issuable Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.3            Securities Laws Disclosure; Publicity. The Company shall timely file a Current Report on Form 1-U (the “Form 1-U”) as required by this Agreement, and shall file a press release, in each case reasonably acceptable to Purchaser, disclosing the material terms of the transactions contemplated hereby. The Company and Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of Purchaser, or without the prior consent of Purchaser, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the SEC or any regulatory agency, without the prior written consent of Purchaser, except (i) as contained in the Form 1-U and press release described above, (ii) as required by federal securities law in connection with any registration statement under which the securities are registered, (iii) to the extent such disclosure is required by law, in which case the Company shall provide Purchaser with prior notice of such disclosure, or (iv) to the extent such disclosure is required in any SEC Report filed by the Company.

4.4          Shareholders Rights Plan. No claim will be made or enforced by the Company or, to the Knowledge of the Company, any other Person that Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Issuable Shares under the Transaction Documents or under any other agreement between the Company and Purchaser. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

4.5          Corporate Existence. So long as Purchaser owns the Warrant, the Company shall not be party to any Fundamental Transaction unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

4.6         Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.7            Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

ARTICLE 5
REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND

5.1            Transfer Restrictions

(a)            The Issuable Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Issuable Shares other than (i) pursuant to an effective Registration Statement or Rule 144, (ii) to the Company, (iii) to an Affiliate of Purchaser, or (iv) in connection with a pledge as contemplated in Section 5.1(b) hereof, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, to the effect that such transfer does not require registration of such transferred Issuable Shares under the Securities Act.

(b)            Purchaser agrees to the imprinting, so long as is required by this Section 5.1 of the following legend, or substantially similar legend, on any certificate evidencing Issuable Shares that qualify to have the legend removed as provided below:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE][EXERCISABLE]] HAS NOT [HAVE] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] [EXERCISE] OF THIS SECURITY]] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company agrees to cause such legend to be removed immediately upon effectiveness of a Registration Statement, or when any securities are eligible for sale under Rule 144 and, if requested by Purchaser or the Transfer Agent, to promptly provide at the Company’s expense a legal opinion of counsel to the Company confirming that such legend may be removed. Company further acknowledges and agrees that Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Issuable Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, Purchaser may transfer pledged or secured Issuable Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At Purchaser’s reasonable expense, the Company will execute and deliver such documentation as a pledgee or secured party of Issuable Shares may reasonably request in connection with a pledge or transfer of the Issuable Shares.

ARTICLE 6
TERMINATION

6.1            Termination. 6.2

(a)            The Purchaser may elect to terminate this Agreement upon the occurrence of any of the following:

(i)            if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company;

(ii)            the Company is in breach or default of any Material Agreement, which breach or default could have a Material Adverse Effect;

(iii)            the Company is in breach or default of this Agreement, any Transaction Document, or any agreement with Purchaser or any Affiliate of Purchaser; or

(iv)            upon the occurrence of a Fundamental Transaction.

(b)            This Agreement will automatically terminate if a Closing of the Initial Tranche has not occurred prior to March 31, 2021.

6.2            Effect of Termination. Notwithstanding anything to the contrary above, nothing contained in this Section 6 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents

ARTICLE 7
MISCELLANEOUS

7.1            Fees and Expenses. Each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Issuable Shares, if any.

7.2          Notices. Unless a different time of day or method of delivery is set forth in the Transaction Documents, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m. Eastern time on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:30 p.m. Eastern time or on a day that is not a Trading Day, (c) three (3) Trading Days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications are those set forth following the signature page hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

7.3            Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.4          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.5            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. Purchaser may assign any or all of its rights under this Agreement to any Affiliate.

7.6            No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 7.6 hereof.

7.7         Governing Law; Dispute Resolution. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law that would require or permit the application of the laws of any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

7.8            Survival. The representations and warranties contained herein shall survive the Closings and the delivery and conversions of the Issuable Shares.

7.9            Execution. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or in a PDF by e-mail transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.10            Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.11            Replacement of Issuable Shares. If any certificate or instrument evidencing any Issuable Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Issuable Shares.

7.12            Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate. Neither the Company nor Purchaser shall be liable for special, indirect, consequential or punitive damages suffered or alleged to be suffered by the other party or any third party, whether arising from or related to the Transaction Documents or otherwise.

7.13            Payment Set Aside. To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.14            Time of the Essence. Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

7.15          Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.16          Entire Agreement. This Agreement, together with the Exhibits, Appendices and Schedules hereto, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement. No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove. The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any Person’s reliance on any such assurance.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

ALZAMEND NEURO, INC.		Address for Notice:

3802 Spectrum Boulevard, Suite 112C
Tampa, Florida 33612
By:		Attention: Stephan Jackman
Name: Stephan Jackman
Title: Chief Executive Officer

[PURCHASER SIGNATURE PAGE TO ALZAMEND NEURO, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Digital Power Lending LLC

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:	David Katzoff

Title of Authorized Signatory:	Manager

Address for Notice to Purchaser:	201 Shipyard Way, Suite E Newport Beach, CA 92663

Maximum Investment:	$10,000,000

EIN Number: